Exhibit (h)(6)

EXHIBIT B

to

ADMINISTRATIVE AND SHAREHOLDER SERVICING AGREEMENT

Name of Bond		Bond or Policy No.	Insurer
Investment Company		87015111B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company

Fidelity	$60,000,000
Audit Expense	50,000
On Premises	60,000,000
In Transit	60,000,000
Forgery or Alteration	60,000,000
Securities	60,000,000
Counterfeit Currency	60,000,000
Uncollectible Items of Deposit	25,000
Phone/Electronic Transactions	60,000,000
Computer Security	60,000,000

Directors and Officers/		87015111D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$60,000,000		Company

Blanket Undertaking Lost Instrument
Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective May 31, 2011